Exhibit 10.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement (“Amendment”), dated October 2, 2015, is by and between Drone Aviation Holding Corp., a Nevada corporation with an address 11651 Central Parkway #118, Jacksonville, FL 32224 (the “Company”), and Felicia Hess, an individual (the “Executive”).

WHEREAS, the parties entered into an Employment Agreement on May 18, 2015 (the “Employment Agreement”); and

WHEREAS, the parties wish to amend the Employment Agreement as set forth below, with the understanding that all other provisions of the Employment Agreement shall remain unchanged;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1. Section 2 of the Employment Agreement shall be amended in its entirety to read as follows:

The Employee shall serve as the Chief Operating Officer of the Corporation, with such duties, responsibilities and authority as are commensurate and consistent with her position, as may be, from time to time, assigned to her by the Chief Executive Officer (the “CEO”) of the Corporation. The Employee shall report directly to the Board. During the Term (as defined in Section 3), the Executive shall devote her full business time and efforts to the performance of her duties hereunder unless otherwise authorized by the Board. Notwithstanding the foregoing, the expenditure of reasonable amounts of time by the Executive for the making of passive personal investments, the conduct of business affairs and charitable and professional activities shall be allowed, provided such activities do not materially interfere with the services required to be rendered to the Corporation hereunder and do not violate the restrictive covenants set forth in Section 9 below.

2.	The terms and conditions of all other sections of the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first stated above.

[Signature Page Follows]

[Signature Page to the Amendment No. 1 to Employment Agreement]

DRONE AVIATION HOLDING CORP.

By:	/s/ Kendall W. Carpenter
Name: Kendall W. Carpenter Title: Chief Financial Officer

FELICIA HESS

/s/ FELICIA hESS

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